                                                                    EXHIBIT 16.1

June 25, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated June 18, 2002, of Frank's Nursery & Crafts, Inc. and are in agreement with the statements contained in the first five paragraphs on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                    /s/ Ernst & Young LLP